Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended December 31, 2025 and Declaration of Distributions on Common Stock for the Months Ending April 30, May 31, and June 30, 2026.

GREENWICH, CT – 3/3/2026 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQG) (NasdaqGS: OXSQH) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended December 31, 2025.

•	On February 26, 2026, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
April 30, 2026	April 16, 2026	April 30, 2026	$0.035
May 31, 2026	May 15, 2026	May 29, 2026	$0.035
June 30, 2026	June 16, 2026	June 30, 2026	$0.035

•	Net asset value (“NAV”) per share as of December 31, 2025 stood at $1.69, compared with a NAV per share on September 30, 2025 of $1.95.

•	Net investment income (“NII”) was approximately $5.4 million, or $0.07 per share, for the quarter ended December 31, 2025, compared with approximately $5.6 million, or $0.07 per share, for the quarter ended September 30, 2025.

•	Total investment income for the quarter ended December 31, 2025 amounted to approximately $10.4 million, compared with approximately $10.2 million for the quarter ended September 30, 2025.

o	For the quarter ended December 31, 2025 we recorded investment income from our portfolio as follows:

▪	$5.3 million from our debt investments;

▪	$4.3 million from our CLO equity investments; and

▪	$0.8 million from other income.

•	Our total expenses for the quarter ended December 31, 2025 were approximately $5.0 million, compared with total expenses of approximately $4.7 million for the quarter ended September 30, 2025.

•	As of December 31, 2025, the following metrics applied (note that none of these metrics represented a total return to shareholders):

o	The weighted average yield of our debt investments was 14.5% at current cost, compared with 14.6% as of September 30, 2025;

o	The weighted average effective yield of our CLO equity investments at current cost was 8.6%, compared with 9.7% as of September 30, 2025;

o	The weighted average cash distribution yield of our cash income producing senior secured note investments at current cost was 9.5%, which was approximately the same as of September 30, 2025; and

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 14.2%, compared with 14.3% as of September 30, 2025.

•	For the quarter ended December 31, 2025, we recorded a net decrease in net assets resulting from operations of approximately $12.9 million, consisting of:
o	NII of approximately $5.4 million;

o	Net realized losses of approximately $2.3 million; and

o	Net unrealized depreciation of approximately $16.0 million.

•	During the fourth quarter of 2025, our investment activity consisted of purchases of approximately $18.0 million and repayments of approximately $7.4 million. No sales were made during the quarter.

•	Our weighted average credit rating was 2.2 based on total fair value and 2.3 based on total principal amount as of December 31, 2025, which was approximately the same as of September 30, 2025.

•	As of December 31, 2025, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $5.0 million.

•	For the quarter ended December 31, 2025, we issued a total of approximately 4.3 million shares of common stock pursuant to an “at-the-market” offering. After deducting the sales agent’s commissions and offering expenses, this resulted in net proceeds of approximately $7.9 million. As of December 31, 2025, we had approximately 86.1 million shares of common stock outstanding.

We will hold a conference call to discuss fourth quarter results today, Tuesday, March 3rd, 2026 at 9:00 AM ET. The toll-free dial-in number is 1-800-715-9871, access code number 4928384. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-800-770-2030. The replay pass-code number is 4928384.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $390,403,599 and $358,356,496, respectively)	$251,731,345	$256,238,759
Affiliated investments (cost: $0 and $16,836,822, respectively)	—	4,614,100
Cash equivalents (cost of $51,236,068 and $34,433,088, respectively)	51,236,068	34,433,088
Cash	698,579	493,380
Interest and distributions receivable	2,002,161	2,724,049
Other assets	1,070,958	1,227,598
Total assets	$306,739,111	$299,730,974
LIABILITIES
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $996,075 and $1,381,619, respectively	79,503,925	79,118,381
Notes payable – 7.75% Unsecured Notes, net of deferred issuance costs of $2,621,662 and $0, respectively	72,128,338	—
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $0 and $309,812, respectively	—	44,480,938
Securities purchased, not settled	5,944,969	12,027,463
Accrued interest payable	1,703,438	1,204,487
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,036,058	1,215,964
Accrued expenses	1,017,581	1,018,261
Total liabilities	161,334,309	139,065,494

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 86,060,964 and 69,758,938 shares issued and outstanding, respectively	860,610	697,590
Capital in excess of par value	523,040,484	487,943,476
Total distributable earnings/(accumulated losses)	(378,496,292)	(327,975,586)
Total net assets	145,404,802	160,665,480
Total liabilities and net assets	$306,739,111	$299,730,974
Net asset value per common share	$1.69	$2.30

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023
	(Unaudited)
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income	$21,091,225	$24,929,287	$33,592,166
Income from securitization vehicles and investments	16,452,752	15,403,586	16,796,699
Other income	2,794,896	2,350,332	1,435,316
Total investment income from non-affiliated/non-control investments	40,338,873	42,683,205	51,824,181
Total investment income	40,338,873	42,683,205	51,824,181
EXPENSES
Interest expense	9,244,234	7,847,320	10,825,877
Base Fee	4,184,721	4,310,484	4,613,664
Professional fees	1,557,637	1,537,434	1,426,098
Compensation expense	950,164	746,762	825,226
Director’s fees	408,500	417,500	429,500
Insurance	267,450	308,552	329,892
Transfer agent and custodian fees	162,626	260,330	246,562
General and administrative	615,660	597,883	638,350
Excise tax	354,957	216,528	1,423,686
Total expenses before incentive fees	17,745,949	16,242,793	20,758,855
Net Investment Income Incentive Fees	—	—	3,705,387
Capital gains incentive fees	—	—	—
Total incentive fees	—	—	3,705,387
Total expenses	17,745,949	16,242,793	24,464,242
Net investment income	22,592,924	26,440,412	27,359,939
NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) AND REALIZED GAINS/(LOSSES) ON INVESTMENT TRANSACTIONS
Net change in unrealized (depreciation)/appreciation on investments:
Non-Affiliate/non-control investments	(24,331,795)	76,337,750	6,198,413
Affiliated investments	—	(661,992)	926,274
Total net change in unrealized (depreciation)/appreciation on investments	(24,331,795)	75,675,758	7,124,687
Net realized losses:
Non-affiliated/non-control investments	(16,826,078)	(96,236,489)	(17,056,245)
Extinguishment of debt	(166,118)	—	(190,353)
Total net realized losses	(16,992,196)	(96,236,489)	(17,246,598)
Net change in unrealized and realized losses	(41,323,991)	(20,560,731)	(10,131,911)
Net (decrease)/increase in net assets resulting from operations.	$(18,731,067)	$5,879,681	$17,238,028
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.30	$0.42	$0.51
Net (decrease)/increase in net assets resulting from operations per common share (Basic and Diluted):	$(0.25)	$0.09	$0.32
Weighted average shares of common stock outstanding (Basic and Diluted):	76,432,486	63,465,255	53,919,104
Distributions per share	$0.42	$0.42	$0.54

FINANCIAL HIGHLIGHTS

	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021
	(Unaudited)
Per Share Data
Net asset value at beginning of year	$2.30	$2.55	$2.78	$4.92	$4.55
Net investment income(1)	0.30	0.42	0.51	0.42	0.32
Net realized and unrealized (losses)/gains(2)	(0.52)	(0.33)	(0.19)	(2.14)	0.47
Net (decrease)/increase in net assets resulting from operations	(0.22)	0.09	0.32	(1.72)	0.79
Distributions per share from net investment income	(0.42)	(0.42)	(0.54)	(0.42)	(0.42)
Distributions based on weighted average share impact	—	—	(0.01)	—	—
Tax return of capital distributions(3)	—	—	—	—	—
Total distributions	(0.42)	(0.42)	(0.55)	(0.42)	(0.42)
Effect of shares issued, net of offering expenses	0.03	0.08	—	—	—
Effect of shares issued/repurchased, gross	—	—	—	—	—
Net asset value at end of year	$1.69	$2.30	$2.55	$2.78	$4.92
Per share market value at beginning of year	$2.44	$2.86	$3.12	$4.08	$3.05
Per share market value at end of year	$1.76	$2.44	$2.86	$3.12	$4.08
Total return based on Market Value(4)	(11.92)%	(1.64)%	9.34%	(14.11)%	47.38%
Total return based on Net Asset Value(5)	(8.26)%	6.67%	11.15%	(34.96)%	17.36%
Shares outstanding at end of year	86,060,964	69,758,938	59,300,472	49,844,796	49,690,059
Ratios/Supplemental Data(7)
Net assets at end of year (000’s)	$145,405	$160,665	$151,309	$138,672	$244,595
Average net assets (000’s)	$153,815	$152,362	$149,944	$192,785	$242,589
Ratio of expenses to average net assets	11.54%	10.66%	16.32%	11.64%	8.69%
Ratio of net investment income to average net assets	14.69%	17.35%	18.25%	10.73%	6.64%
Portfolio turnover rate(6)	23.23%	33.66%	3.85%	17.09%	11.09%

__________

(1)	Represents per share net investment income for the year, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts divided by the beginning market value per share.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value.
(6)	Portfolio turnover rate is calculated using the lesser of the annual investment sales and repayments of principal or annual investment purchases over the average of the total investments at fair value.

(7)	The following table provides supplemental performance ratios measured for the years ended December 31, 2025, 2024, 2023, 2022, and 2021:

	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021
	(Unaudited)
Ratio of expenses to average net assets:
Expenses before incentive fees	11.54%	10.66%	13.84%	11.64%	8.69%
Net Investment Income Incentive Fees	—%	—%	2.47%	—%	—%
Ratio of expenses, excluding interest expense, to average net assets	5.53%	5.51%	9.10%	5.23%	4.36%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and, to a lesser extent, debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280

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